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                                                                      Exhibit 14

                         [LOGO] GLOBALNETFINANCIAL.COM

                      33 Glasshouse Street London WlB 5DG
                    Tel: 020 7851 8100 - Fax: 020 7851 8200



                       August 7,200l

AISoAw@re S.p.A.
Via C. Esterle, 9
Milan 20132
Italy

Attn: Prof. Francesco Gardin


Dear Prof. Gardin:

Pursuant to our recently executed non-disclosure agreement, you are hereby advised that Globalnet has assigned to NewMediaSpark plc., its rights of enforcement with respect to AISoftw@re's obligations to tender shares to the NewMediaSpark cash tender offer in the event that Globalnet and AISoftw@re fail to enter into a merger agreement by August 15, 2001.

                                 Very truly yours,

                                 GLOBALNETFINANCIAL.COM


                                 By: /s/ W. Thomas Hodgson
                                     ----------------------------------
                                  Name:  W. Thomas Hodgson
                                  Title: Chief Executive Officer